UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 22, 2010
ASCENT MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34176 (Commission File Number)	26-2735737 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-5622
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 22, 2010, John C. Malone joined the board of directors (the “Board”) of Ascent Media Corporation (the “Company”). Following Mr. Malone’s election, the Company has a total of seven directors, divided among three classes, with Mr. Malone to serve as a Class I director with a term expiring at the annual meeting of stockholders in 2012. Mr. Malone is a non-employee director of the Company; however, he has waived his right to receive any compensation for his Board service for the director compensation period ending September 16, 2010.
     Mr. Malone has held numerous executive positions in telecommunications and media corporations. He is currently the Chairman of the Boards of Liberty Media Corporation, Liberty Global, Inc. and DIRECTV and a director of Discovery Communications, Inc., IAC, Expedia, Inc. and Sirius XM Radio Inc. William R. Fitzgerald, Chairman of the Board and Chief Executive Officer of the Company, is also a Senior Vice President of Liberty Media.

Item 7.01.	Regulation FD Disclosure.
     On January 25, 2010, the Company issued a press release announcing the election of Mr. Malone to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.
     The information included in this Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Name
99.1	Press Release dated January 25, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 25, 2010

ASCENT MEDIA CORPORATION

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated January 25, 2010.